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                                                              EX-5.1 and EX-23.1

August 25, 1995

Mellon Bank Corporation
500 Grant Street
Pittsburgh, PA  15258

Re:  Mellon Bank Corporation
     Mellon Financial Company
     Debt Securities Registration Statement on Form S-3

Gentlemen:

I am the Assistant General Counsel of Mellon Bank Corporation, a Pennsylvania corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation and for the Corporation's wholly owned subsidiary, Mellon Financial Company (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering of up to $1.5 billion aggregate principal amount of debt securities to be issued from time to time by the Company (the "Debt Securities") and guaranteed as to payment of principal, premium, if any, and interest, if any, by the Corporation (the "Guarantees"). The Debt Securities will constitute either senior indebtedness of the Company (the "Senior Securities") or subordinated indebtedness of the Company (the "Subordinated Securities"). The Senior Securities and the related Guarantees are to be issued under an Indenture dated as of May 2, 1988, as supplemented by the First Supplemental Indenture dated as of November 29, 1990 (the "Senior Indenture"), among the Company, the Corporation and The Chase Manhattan Bank (National Association), as Trustee. The Subordinated Securities and the related Guarantees are to be issued under a Subordinated Indenture dated as of August 25, 1995 (the "Subordinated Indenture"), among the Company, the Corporation and First Interstate Bank of California, as Trustee. The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures". This opinion is being furnished pursuant to the requirements of Form S-3 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended.
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Mellon Bank Corporation
August 25, 1995
Page 2


In furnishing this opinion, I have examined the Registration Statement, as well as the prospectus included therein (the "Prospectus"), to be filed with the Securities and Exchange Commission, in connection with which this opinion is to be filed as an Exhibit. I have also examined the Senior Indenture, the Subordinated Indenture and such other documents, legal opinions and precedents, corporate and other records of the Company and the Corporation and certificates of public officials and officers of the Company and the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based upon the foregoing, I am of the opinion that:

     1. The Company and the Corporation have been duly incorporated and are validly existing as corporations under the laws of the Commonwealth of Pennsylvania;

     2. The Registration Statement has been duly authorized by all necessary corporate action of the Company and the Corporation, respectively;

     3. The Debt Securities, when (i) the terms thereof have been duly authorized and such securities have been duly executed and authenticated, all pursuant to the Indentures and (ii) issued, sold and delivered as contemplated by the Prospectus against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures;

     4. The Guarantees, when endorsed upon the Debt Securities and duly executed and upon the due execution, authentication and issuance of the Debt Securities, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Indentures;

     5. The Senior Indenture has been duly authorized by all necessary corporate action on behalf of the Company and the Corporation and constitutes a valid and legally binding instrument; and


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Mellon Bank Corporation
August 25, 1995
Page 3

     6. The Subordinated Indenture has been duly authorized by all necessary corporate action on behalf of the Company and the Corporation and constitutes a valid and legally binding instrument.

The opinions set forth in paragraphs 3 through 6 hereof are qualified to the extent that the obligations of the Company and the Corporation may be limited by bankruptcy, moratorium, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights, and by general equity principles.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus under the heading "Validity of Debt Securities and Guarantees." By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

JAMES M. GOCKLEY